Exhibit 99.1

Immunome Announces Data Demonstrating COVID-19 Antibody Cocktail Potently Clears Omicron BA.1 Variant in Hamster Model and Retains Activity Against BA.2 Subvariant

05/19/2022

– Data show that combination of two antibodies in Immunome’s cocktail successfully neutralized the Omicron variant in vivo in hamsters –

– IMM20253 antibody also retained activity against BA.2 subvariant in pseudovirus testing in vitro, with additional testing underway –

EXTON, Pa. – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, today announced that it published data demonstrating that its COVID-19 antibody cocktail, IMM-BCP-01, potently cleared the Omicron variant (BA.1) of SARS-CoV-2 when tested in vivo in hamsters. Additional in vitro testing of a SARS-CoV-2 pseudovirus also showed that IMM20253, one of the antibodies in Immunome’s cocktail, successfully neutralized the Omicron subvariant (BA.2).

When tested in hamster models, IMM-BCP-01 retained full coverage against the Omicron variant. Specifically, the data suggest strong activity of two antibodies in the cocktail, IMM20253 and IMM20184, which target distinct, non-overlapping epitopes of SARS-CoV-2, against the Omicron variant. IMM20253 showed potency when tested on its own and enhanced viral load reductions when combined with IMM20184.

“We are pleased to report this positive in vivo data in hamsters, which we believe based on historical context is the gold standard for preclinical testing of COVID-19 therapies,” said Purnanand Sarma, PhD, President and CEO of Immunome.

Additionally, Immunome published data showing that IMM20253, which exhibits a novel mechanism of action by promoting a proteolytic cleavage of the portion of the spike protein needed for ACE2 binding, retained activity against the BA.2 subvariant in pseudovirus testing. Based on this result coupled with cryogenic electron microscopy (cryo-EM) analysis of IMM20253 binding, Immunome expects its antibody cocktail will retain effectiveness against BA.2 in a live virus setting, as well as against other emerging variants of Omicron, including BA.4/BA.5. The results of Immunome’s research have been published to the preprint website bioRxiv.

IMM20253 showed consistent neutralization across all former variants of concern in pseudovirus testing as well as all variants tested to date in live virus testing, and the combination of IMM20253 and IMM20184 also neutralized the virus.1 This new in vivo data reveals additional information about the potency of IMM-BCP-01, especially the IMM20253 antibody, demonstrating what may be much greater viral clearance than what was suggested in the in vitro testing.

1 IMM20190, the third component of IMM-BCP-01, which is effective against other variants (including Delta) in preclinical testing, was excluded from live virus testing due to Immunome’s prior predictive analysis suggesting a lack of binding to Omicron.

Dr. Sarma continued, “Notably, these data indicate that in vitro viral neutralization assays may not fully predict the in vivo activity of Immunome’s cocktail. Based on these results showing enhanced potency and viral clearance in hamsters, we are encouraged about the dose we selected for our Phase 1b study and are also optimistic about how IMM-BCP-01 will stand up to BA.2 and other subvariants in future testing.”

About IMM-BCP-01

IMM-BCP-01 is a three-antibody cocktail targeting non-overlapping regions of the Spike protein of SARS-CoV-2, including highly conserved, subdominant epitopes, which elicits both ACE2 and non-ACE2 dependent neutralization and induces natural viral clearance mechanisms, such as antibody dependent cellular cytotoxicity, complement activation and phagocytosis. Immunome has submitted an Investigational New Drug Application with the FDA and plans to initiate a placebo-controlled dose escalation study of IMM-BCP-01 in patients infected with SARS-CoV-2.

This investigational work was funded by the U.S. Department of Defense’s (DOD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND) in collaboration with the Defense Health Agency (DHA) (Contract number: W911QY-20-9-0019).

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com or follow Immunome on Twitter and LinkedIn.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the ability of IMM-BCP-01 to neutralize variants of the SARS-CoV-2 virus, the advancement of its platform and programs, execution of its regulatory, research, clinical and strategic plans and anticipated upcoming milestones for its platform and programs, including expectations regarding, among other things, the timing and results of its preclinical studies and clinical trials, clinical plans, general regulatory actions, the translation of preclinical data into clinical safety and efficacy, the therapeutic potential and benefits of our product candidates, the possible need and demand for its product candidates and other statements that are not historical fact. Forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “suggest,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; the fact that research and development data are subject to differing interpretations and assessments; Immunome’s ability to execute on its strategy, including with respect to its R&D efforts, regulatory filings, timing of these filings and the timing and nature of governmental authority feedback regarding the same, initiation and completion of any clinical studies, confirmatory testing and other anticipated milestones as and when anticipated; the effectiveness of Immunome’s product candidates, including the possibility that further preclinical data and any clinical trial data may be inconsistent with the data used for advancing the product candidates and that further variants of concern could emerge; Immunome’s ability to fund operations and raise capital; Immunome’s reliance on vendors; the competitive landscape; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 28, 2022, and elsewhere in Immunome’s other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. In this press release, we may discuss our current and potential future product candidates that have not yet undergone clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority, including expectations about their therapeutic potential and benefits thereof. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

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Immunome, Inc.
investors@immunome.com

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